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                                                                   Exhibit 10.07

                        DIRECTORS' STOCK OPTION AGREEMENT
                                    UNDER THE
             AMENDED AND RESTATED EQUITY INCENTIVE PLAN, AS AMENDED

      Cardinal Health, Inc., an Ohio corporation (the "Company"), has granted to _____________ (the "Grantee"), an option (the "Option") to purchase _____ Common Shares, without par value (the "Shares"), of the Company for a total purchase price of $__________ (i.e., the equivalent of $____ for each full Share). The Option has been granted pursuant to the Cardinal Health, Inc. Amended and Restated Equity Incentive Plan, as amended (the "Plan"), and shall include and be subject to all provisions of the Plan, which are hereby incorporated herein by reference, and shall be subject to the following provisions of this agreement. Capitalized terms used herein which are not specifically defined herein shall have the meanings ascribed to such terms in the Plan. This Option, unless previously forfeited, shall vest and become exercisable on ___________, and shall expire on ___________. Notwithstanding the foregoing, in the event of a Change of Control prior to Grantee's termination of service on the Company's Board of Directors (the "Board"), the Option shall vest in full.

      Section 1. Method of Exercise. At any time when the Option is exercisable under the Plan, the Option shall be exercisable from time to time by written notice to the Company (the date such notice is received by the Company, the "Exercise Date") which shall:

            (a) state that the Option is thereby being exercised, the number of Shares with respect to which the Option is being exercised, each person in whose name any certificates for the Shares should be registered and his or her address and social security number;

            (b) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by anyone other than the Grantee, be accompanied by proof satisfactory to counsel for the Company of the right of such person or persons to exercise the Option under the Plan and all applicable laws and regulations; and

            (c) contain such representations, warranties and agreements with respect to the investment intent of such person or persons in form and substance satisfactory to counsel for the Company.

      Section 2. Payment of Exercise Price. The full exercise price for the Option shall be paid to the Company: (i) in cash, (ii) by delivery of Shares with a fair market value equal to the total exercise price at the time of exercise, (iii) by attestation of ownership of such already-owned Shares, (iv) by delivery of cash on the extension of credit by a broker-dealer to whom the Grantee (or other person authorized to exercise the Option) has submitted a notice of exercise or an irrevocable election to effect such extension of credit, or (v) by a combination of the preceding methods. Any Shares delivered or attested to in payment of an exercise price shall be valued as of the Exercise Date.

      Section 3. Transferability. The Option shall be transferable (I) at the Grantee's death, by the Grantee by will or pursuant to the laws of descent and distribution, and (II) by the Grantee during the Grantee's lifetime, without payment of consideration, to (a) the spouse, former spouse, parents, stepparents, grandparents, parents-in-law, siblings, siblings-in-law, children, stepchildren, children-in-law, grandchildren, nieces, or nephews of the Grantee, or any other persons sharing the Grantee's household (other than tenants or employees) (collectively, "Family Members"), (b) a trust or trusts for the primary benefit of the Grantee or such Family Members, (c) a foundation in which the Grantee or such Family Members control the management of assets, or (d) a partnership in which the Grantee or

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such Family Members are the majority or controlling partners; provided, however, that subsequent transfers of the transferred Option shall be prohibited, except
(X) if the transferee is an individual, at the transferee's death by the transferee by will or pursuant to the laws of descent and distribution, and (Y) without payment of consideration to the individuals or entities listed in Subsections II(a), (b), or (c), above, with respect to the original Grantee. The Committee may, in its discretion, permit transfers to other persons and entities as permitted by the Plan. Neither a transfer under a domestic relations order in settlement of marital property rights nor a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by the Grantee or Family Members in exchange for an interest in that entity shall be considered to be a transfer for consideration. Within ten days of any transfer, the Grantee shall notify the Stock Option Administrator of the Company in writing of the transfer. Following transfer, the Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer and, except as otherwise provided in the Plan or this agreement, references to the original Grantee shall be deemed to refer to the transferee. The events of Grantee's termination of service on the Board provided in Section 4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods, specified in Section 4. The conduct prohibited of Grantee in Section 5 hereof shall continue to be prohibited of Grantee following transfer to the same extent as immediately prior to transfer and the Option (or its economic value, as applicable) shall be subject to forfeiture by the transferee and recoupment from the Grantee to the same extent as would have been the case of the Grantee had the Option not been transferred. The Company shall have no obligation to notify any transferee of the Option of the Grantee's termination of service on the Board for any reason. The Grantee shall remain subject to the recoupment provisions of Section 5 of this agreement and tax withholding provisions of
Section 13(d) of the Plan following transfer of the Option.

      Section 4. Termination of Service on the Board.

            (a) Termination of Service by Death. If the Grantee ceases to be a member of the Board by reason of death, any unvested portion of the Option shall vest upon and become exercisable in full from and after such death. The Option may thereafter be exercised by any transferee of Grantee, if applicable, or by the legal representative of the estate or by the legatee of Grantee under the will of Grantee until expiration of the original term of the Option.

            (b) Other Termination of Service. If the Grantee ceases to be a member of the Board for any reason other than death, any unexercised portion of the Option which has not vested on such date of termination of service on the Board will automatically terminate on the date of such termination of service. Any unexercised portion of the Option which otherwise is exercisable by the Grantee (or any transferee) shall remain exercisable until expiration of the original term of the Option; provided, however, that upon the discharge of the Grantee as a Director of the Company for Cause (as defined in the Plan), the Option (whether then held by Grantee or any transferee) shall immediately lapse and be of no further force or effect.

      Section 5. Special Forfeiture/Repayment Rules. For so long as Grantee continues as a Director of the Company and for three years following Grantee's termination of service on the Board, Grantee agrees not to engage in Triggering Conduct. If Grantee engages in Triggering Conduct during the time period set forth in the preceding sentence or in Competitor Triggering Conduct during the time period set forth in the definition of such conduct below, then: (a) the Option (or any part thereof that has not been exercised) shall immediately and automatically terminate, be forfeited, and shall cease to be exercisable at any time; and (b) the Grantee shall, within 30 days following written notice from the Company, pay to the Company an amount equal to the gross option gain realized or obtained by the Grantee or any transferee resulting from the exercise of such Option, measured at the date of exercise (i.e., the difference

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between the market value of the Shares underlying the Option on the exercise date and the exercise price paid for such Shares underlying the Option), with respect to any portion of the Option that has already been exercised at any time within three years prior to the Triggering Conduct (the "Look-Back Period"), less $1.00. If Grantee engages only in Competitor Triggering Conduct, then the Look-Back Period shall be shortened to exclude any period more than one year prior to Grantee's termination of service on the Board, but including any period between the time of Grantee's termination of service on the Board and the time Grantee engaged in Competitor Triggering Conduct.

      As used herein, "Triggering Conduct" shall include disclosing or using in any capacity other than as necessary in the performance of duties as a Director of the Company any confidential information, trade secrets or other business sensitive information or material concerning the Company or its subsidiaries (collectively, the "Cardinal Group"); violation of Company policies, including conduct which would constitute a breach of the then-most recent version of the Certificate of Compliance with Company Policies and/or Certificate of Compliance with Company Business Ethics Policies signed by the Grantee; directly or indirectly employing, contacting concerning employment, or participating in any way in the recruitment for employment of (whether as an employee, officer, director, agent, consultant or independent contractor), any person who was or is an employee, representative, officer, or director of the Cardinal Group at any time within the twelve (12) months prior to the termination of employment or service with the Cardinal Group; any action by Grantee and/or Grantee's representatives that either does or could reasonably be expected to undermine, diminish or otherwise damage the relationship between the Cardinal Group and any of its customers, potential customers, vendors and/or suppliers that were known to Grantee; and breaching any provision of any benefit or severance agreement with a member of the Cardinal Group. As used herein, "Competitor Triggering Conduct" shall include, either during Grantee's service as a Director or within one year following Grantee's termination of service on the Board, accepting employment with or serving as a consultant, advisor, or any other capacity to an entity that is in competition with the business conducted by any member of the Cardinal Group (a "Competitor") including, but not limited to, employment or another business relationship with any Competitor if Grantee has been introduced to trade secrets, confidential information or business sensitive information during Grantee's service as a Director of the Company and such information would aid the Competitor because the threat of disclosure of such information is so great that, for purposes of this agreement, it must be assumed that such disclosure would occur. For purposes of this agreement, the nature and extent of Grantee's activities, if any, disclosed to and reviewed by the Nominating and Governance Committee of the Board (the "Nominating Committee") prior to the date of Grantee's termination of service on the Board shall not, unless specified to the contrary by the Nominating Committee in a written notice given to Grantee, be deemed to be Competitor Triggering Conduct. The Committee shall resolve in good faith any disputes concerning whether particular conduct constitutes Triggering Conduct or Competitor Triggering Conduct, and any such determination by the Committee shall be conclusive and binding on all interested persons. The Grantee may be released from Grantee's obligations under this Section 5 only if the Committee (or its duly appointed designee) determines, in writing and in its sole discretion, that such action is in the best interests of the Company.

      Nothing in this Section 5 constitutes a so-called "noncompete" covenant. However, this Section 5 does prohibit certain conduct while Grantee is associated with the Cardinal Group and thereafter and does provide for the forfeiture or repayment of the benefits granted by this agreement under certain circumstances, including but not limited to the Grantee's acceptance of employment with a Competitor. Grantee agrees to provide the Company with at least ten (10) days written notice prior to directly or indirectly accepting employment with or serving as a consultant, advisor, or in any other capacity to a Competitor, and further agrees to inform any such new employer, before accepting employment, of the terms of this Section 5 and of the Grantee's continuing obligations contained herein.

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      No provision of this agreement shall diminish, negate, or otherwise impact any separate noncompete or other agreement to which Grantee may be a party, including but not limited to the then-most recent version of the Certificate of Compliance with Company Policies and/or Certificate of Compliance with Company Business Ethics Policies; provided, however, that to the extent that any provisions contained in any other agreement are inconsistent in any manner with the restrictions and covenants of Grantee contained in this agreement, the provisions of this agreement shall take precedence and such other inconsistent provisions shall be null and void. Grantee acknowledges and agrees that the provisions contained in this Section 5 are being made for the benefit of the Company in consideration of Grantee's receipt of the Option, in consideration of exposing Grantee to the Company's business operations and confidential information, and for other good and valuable consideration, the adequacy of which consideration is hereby expressly confirmed. Grantee further acknowledges that the receipt of the Option and execution of this agreement are voluntary actions on the part of Grantee, and that the Company is unwilling to provide the Option to Grantee without including the restrictions and covenants of Grantee contained in this agreement. Further, the parties agree and acknowledge that the provisions contained in this Section 5 are ancillary to or part of an otherwise enforceable agreement at the time the agreement is made.

      Section 6. Right of Set-Off. By accepting this Option, the Grantee consents to a deduction from and set-off against any amounts owed to the Grantee by the Company from time to time (including but not limited to amounts owed to the Grantee as Director fees, severance payments, or other fringe benefits) to the extent of the amounts owed to the Company by the Grantee under this agreement.

      Section 7. Restrictions on Exercise. The Option is subject to all restrictions in this agreement or in the Plan. As a condition of any exercise of the Option, the Company may require the Grantee or his or her transferee or successor to make such representation and warranties and to enter into such agreements as are necessary to comply with any applicable law or regulation or to confirm any factual matters reasonably requested by counsel for the Company.

      Section 8. Governing Law/Venue. This agreement shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of law, except to the extent superceded by the laws of the United States of America. The parties agree and acknowledge that the laws of the State of Ohio bear a substantial relationship to the parties and/or this agreement and that the Option and benefits granted herein would not be granted without the governance of the agreement by the laws of the State of Ohio. In addition, all legal actions or proceedings relating to this agreement shall be brought in state or federal courts located in Franklin County, Ohio, and the parties executing this agreement hereby consent to the personal jurisdiction of such courts. Grantee acknowledges that the covenants contained in Section 5 of this agreement are reasonable in nature, are fundamental for the protection of the Company's legitimate business and proprietary interests, and do not adversely affect the Grantee's ability to earn a living in any capacity that does not violate such covenants. The parties further agree that, in the event of any violation by Grantee of any such covenants, the Company will suffer immediate and irreparable injury for which there is no adequate remedy at law. In the event of any violation or attempted violations of the restrictions and covenants of Grantee contained in this Agreement, the Company shall be entitled to specific performance and injunctive relief or other equitable relief, including the issuance ex parte of a temporary restraining order, without any showing of irreparable harm or damage, such irreparable harm being acknowledged and admitted by Grantee, and Grantee hereby waives any requirement for the securing or posting of any bond in connection with such remedy, without prejudice to the rights and remedies afforded the Company hereunder or by law. In the event that it becomes necessary for the Company to institute legal proceedings under this agreement, Grantee shall be responsible to the Company for all costs and reasonable legal fees incurred by the Company with regard to such proceedings. Any provision of this agreement which is determined by a court of competent jurisdiction

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to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such provision, without invalidating or rendering unenforceable the remaining provisions of this agreement.

      Section 9. Action by the Committee. The parties agree that the interpretation of this agreement shall rest exclusively and completely within the sole discretion of the Committee. The parties agree to be bound by the decisions of the Committee with regard to the interpretation of this agreement and with regard to any and all matters set forth in this agreement. The Committee may delegate its functions under this agreement to an officer of the Company designated by the Committee (hereinafter the "designee"). In fulfilling its responsibilities hereunder, the Committee or its designee may rely upon documents, written statements of the parties, or such other material as the Committee or its designee deems appropriate. The parties agree that there is no right to be heard or to appear before the Committee or its designee and that any decision of the Committee or its designee relating to this agreement, including without limitation whether particular conduct constitutes Triggering Conduct or Competitor Triggering Conduct, shall be final and binding unless such decision is arbitrary and capricious.

                                                  CARDINAL HEALTH, INC.

DATE OF GRANT:                                    By: __________________________
                                                  Its: _________________________

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                             ACCEPTANCE OF AGREEMENT

      The Grantee hereby: (a) acknowledges receiving a copy of the Plan, which has either been previously delivered or is attached to this Agreement, and represents that he/she is familiar with all provisions of the Plan; and (b) accepts this Agreement and the Option granted to him/her under this Agreement subject to all provisions of the Plan and this Agreement. The Grantee further acknowledges receiving a copy of the Company's most recent annual report to shareholders and communications routinely distributed to the Company's shareholders and a copy of the Plan Description dated ___________, pertaining to the Plan.

                                                     ___________________________
                                                     Grantee Signature

                                                     ___________________________
                                                     Social Security Number

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